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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. entitled, "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests SEC Case as of December 31, 1997 and 1998" and "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case as of December 31, 1999" in this Registration Statement on Form S-1 and to the reference to our firm as experts in this Registration Statement on Form S-1.



                                    RYDER SCOTT COMPANY, L.P.

July 17, 2000